UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) July 12, 2022
Quotient Technology Inc.
(Exact name of Registrant as specified in its charter)
Delaware	001-36331	77-0485123
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1260 East Stringham Avenue, Suite 600 Salt Lake City, Utah 84106
(Address of principal executive offices)
(650) 605-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	QUOT	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 12, 2022, Quotient Technology Inc. (“Quotient”) initiated a workforce reduction plan in connection with its ongoing business transformation efforts. Quotient will reduce its workforce in the United States across all functions by approximately 74 employees. This represents a reduction of approximately seven percent (7%) of Quotient’s regular full-time global workforce and approximately twelve percent (12%) of Quotient’s U.S.-based workforce.

In connection with this plan, Quotient estimates that it will recognize total pre-tax restructuring charges to its GAAP financial results in the approximate amount of $7 million consisting of severance and other one-time termination benefits. All of these charges are cash-based. Quotient expects that the vast majority of these charges will be recognized during the third quarter of fiscal 2022, with the remaining balance of the charges to be recognized during the fourth quarter of fiscal 2022.

The foregoing contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the amount of workforce-related charges and the status of Quotient's business transformation efforts. Statements regarding future events are based on Quotient’s current expectations and are necessarily subject to associated risks related to the completion of the reduction in force in the manner anticipated by Quotient. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: possible changes in the size and components of the expected costs and charges associated with the workforce reduction, and the outcome and timing of Quotient’s business transformation efforts. For information regarding other factors that could cause Quotient’s results to vary from expectations, please see the “Risk Factors” section of Quotient’s filings with the Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q. Quotient undertakes no obligation to revise or update publicly any forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Quotient Technology Inc.
By: /s/ Connie Chen
Connie Chen
General Counsel, Compliance Officer and Secretary
Date: July 13, 2022